K&B SALES, INC.
d.b.a. Goodtime Action Games

Financial Statements

October 30, 2005

K&B SALES, INC.
d.b.a. Goodtime Action Games

Table of Contents

Paqe(s)

Report of Independent Registered Public Accounting Firm	1

Balance Sheets as of October 30, 2005 and October 31, 2004	2-3

Statements of Operations for the Fiscal Years Ended October 30, 2005 and October 31, 2004	4

Statements of Changes in Stockholders' Equity for the Fiscal Years Ended October 30, 2005 and October 31, 2004	5

Statements of Cash Flows for the Fiscal Years Ended October 30, 2005 and October 31, 2004	6

Notes to Financial Statements	7-14

CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
K&B Sales, Inc.
d.b.a. Goodtime Action Games

We have audited the accompanying balance sheets of K&B Sales, Inc. d.b.a. Goodtime Action Games (the "Company") as of October 30, 2005 and October 31, 2004, and the related statements of operations, changes in stockholders' equity, and cash flows for the fiscal years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of K&B Sales, Inc. d.b.a. Goodtime Action Games as of October 30, 2005 and October 31, 2004, and the results of its operations and its cash flows for the fiscal years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Weaver and Tidwell, LLP
WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
June 30, 2006

DALLAS	FORT WORTH

Three Forest Plaza	1600 West Seventh Street
12221 Merit Drive	Suite 300
Suite 1400	Fort Worth, TX 76102-2506
Dallas, Texas 75251-2280	817.332.7905
972.490.1970	F 817.429.5936
F 972.702.8321

WWW.WEAVERANDTIDWELL.COM
AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL

K&B SALES, INC.
d.b.a. Goodtime Action Games

Balance Sheets

Assets

	October 30,	October 31,
	2005	2004

Current assets
Cash	$500,616	$777,981
Accounts receivable, less allowance for doubtful accounts of $93,620 and $55,891 in 2005 and 2004, respectively	817,472	666,853
Accounts receivable - related party	18,126	-
Inventory, net	920,569	994,161
Prepaid expenses	39,110	41,898
Deferred income taxes	31,831	19,003
Federal income tax receivable	29,132	58,688

Total current assets	2,356,856	2,558,584

Property and equipment
Building	33,685	33,685
Leasehold improvements	67,852	67,852
Furniture and fixtures	181,126	176,107
Machinery and equipment	1,339,534	1,094,273
Transportation equipment	687,605	577,127

	2,309,802	1,949,044

Less: accumulated depreciation	(1,411,235)	(1,168,984)

Property and equipment, net	898,567	780,060

Other assets
Deposits	21,144	14,144
Cash value of officer's life insurance	37,582	29,472
Intangible assets, net	80,833	-

Total other assets	139,559	43,616

Total assets	$3,394,982	$3,382,260

See accompanying notes to financial statements.

K&B SALES, INC.
d.b.a. Goodtime Action Games

Balance Sheets (Continued)

Liabilities and Stockholders' Equity

	October 30,	October 31,
	2005	2004

Current liabilities
Accounts payable	$102,002	$86,871
Accrued liabilities	192,075	213,378
Current maturities on debt	-	2,103

Total current liabilities	294,077	302,352

Deferred income taxes, net	97,803	122,097

Total liabilities	391,880	424,449

Commitments and contingencies	-	-

Stockholders' equity
Common stock, $1 par value; 10,000 shares authorized; 403 shares issued and outstanding as of October 30, 2005 and October 31, 2004;	403	403
Retained earnings	3,002,699	2,957,408

Total stockholders' equity	3,003,102	2,957,811

Total liabilities and stockholders' equity	$3,394,982	$3,382,260

See accompanying notes to financial statements.

K&B SALES, INC.
d.b.a. Goodtime Action Games

Statements of Operations

	Fiscal Year Ended
	October 30,	October 31,
	2005	2004

Sales	$14,946,656	$12,429,642

Cost of sales	8,570,621	7,089,833

Gross profit	6,376,035	5,339,809

Selling, general and administrative expenses	6,346,195	5,124,858

Income from operations	29,840	214,951

Other income (expense)
Interest income	9,763	3,751
Gain (loss) on sale of assets	2,077	(18,923)
Other income	29,754	16,817

Total other income, net	41,594	1,645

Income before provision for income taxes	71,434	216,596
Provision for income taxes	(26,143)	(85,141)

Net income	$45,291	$131,455

See accompanying notes to financial statements.

K&B SALES, INC.
d.b.a. Goodtime Action Games

Statements of Changes in Stockholders' Equity

For the Fiscal Years Ended October 30, 2005 and October 31, 2004

				Total
	Common Stock		Retained	Stockholders'
	Shares	Amount	Earnings	Equity

Balance, November 2, 2003	403	$403	$2,825,953	$2,826,356

Net income	-	-	131,455	131,455

Balance, October 31, 2004	403	403	2,957,408	2,957,811

Net income	-	-	45,291	45,291

Balance, October 30, 2005	403	$403	$3,002,699	$3,003,102

See accompanying notes to financial statements.

K&B SALES, INC.
d.b.a. Goodtime Action Games

Statements of Cash Flows

	Fiscal Year Ended
	October 30,	October 31,
	2005	2004

Cash flows from operating activities
Net income	$45,291	$131,455
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	330,774	287,476
Deferred income taxes	(37,122)	20,407
Allowance for doubtful accounts	37,729	6,868
Inventory valuation allowance	(31,981)	174,190
(Gain) loss on sale of assets	(2,077)	18,923
Change in operating assets and liabilities
Accounts receivable	(188,348)	122,401
Accounts receivable - related party	(18,126)	-
Inventory	224,531	(161,562)
Prepaid expenses and other	(4,212)	(2,077)
Federal income tax receivable	29,556	(163,187)
Accounts payable	15,131	(15,218)
Accrued liabilities	(21,303)	(6,429)

Net cash provided by operating activities	379,843	413,247

Cash flows from investing activities
Purchase of property and equipment	(420,352)	(317,415)
Proceeds from sale of assets	8,971	-
Purchase of business	(235,614)	-
Cash surrender value of officer's life insurance	(8,110)	(8,251)

Net cash used in investing activities	(655,105)	(325,666)

Cash flows from financing activities
Repayment of debt	(2,103)	(8,409)

Net cash used in financing activities	(2,103)	(8,409)

Net increase (decrease) in cash	(277,365)	79,172

Cash - beginning of fiscal year	777,981	698,809

Cash - end of fiscal year	$500,616	$777,981

Supplemental disclosure of cash flow information:

Interest paid	$40	$300

Income taxes paid	$25,084	$219,136

See accompanying notes to financial statements.

K&B SALES, INC.
d.b.a. Goodtime Action Games

Notes to Financial Statements

Note 1 -	Nature of Organization and Summary of Significant Accounting Policies

Organization

K&B Sales, Inc. d.b.a. Goodtime Action Games (the "Company") was incorporated in 1978 in Oklahoma. In 1985 the Company relocated its headquarters to Dallas, Texas. The Company is engaged primarily in the business of selling bingo supplies and leasing electronic bingo systems in Texas. The Company is licensed and regulated by the Texas Lottery Commission.

Basis of presentation

The Company's financial statements, and the notes to financial statements, are prepared in accordance with U.S. generally accepted accounting principles.

Fiscal year

The Company uses a 52 or 53 week year, and its fiscal year ends on the Sunday nearest October 31. The fiscal year for the financial statements presented consist of a 52-week period for the fiscal years 2005 and 2004.

Fair value

The Company values financial instruments as required by SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The Company's financial instruments consist of cash, accounts receivable and accounts payable. The carrying amount of cash is fair value and the carrying amount of accounts receivable and accounts payable approximate fair value on the date of each balance sheet due to the short term nature of the accounts.

Revenue recognition

Revenue from the sale of bingo supplies to charitable conductors is recognized when the product is shipped. Revenue from the leasing of electronic bingo systems to charitable conductors is recognized in the week subsequent to use of the system.

The standard terms and conditions under which the Company generally ships allows a customer the right to return the product for credit on account if the product does not meet the customer's sales expectations and is deemed unsaleable by the customer; the non-performing product is identified by the customer; and the customer notifies the Company within 60 days of receipt. During the fiscal years 2005 and 2004, customer returns were less than $5,000 in each year. The Company records customer returns as a reduction in sales.

Shipping and handling fees costs

All amounts billed to a customer in a sales transaction related to shipping and handling represent revenues earned and are reported as revenue, and the costs incurred by the Company for shipping and handling are reported as a contra to revenue. Shipping and handling costs incurred by the Company for the fiscal years ended October 30, 2005 and October 31, 2004 totaled $110,670 and $90,472, respectively.

K&B SALES, INC.
d.b.a. Goodtime Action Games

Notes to Financial Statements

Note 1 -	Nature Of Organization and Summary of Significant Accounting Policies
(Continued)

Advertising

Advertising costs generally relate to the hosting of booths at various conventions and trade shows, and are expensed in the period incurred. Advertising and promotional costs for the fiscal years ended October 30, 2005 and October 31, 2004 were $2,830 and $27,332, respectively.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. At October 30, 2005 and October 31, 2004, the Company had no cash equivalent investments.

Accounts Receivable

Trade accounts receivable are evaluated for collectibility and a provision is made for doubtful accounts. Bad debts are written off when the Company deems them to be uncollectible.

Inventory

Inventory consists of finished goods and is valued at lower of average cost or market.

The Company has a provision for obsolete and excess inventories in the amount of $142,209 and $174,190 at October 30, 2005 and October 31, 2004, respectively.

Property and equipment

Property and equipment are stated at cost. Expenditures for major acquisitions and improvements are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. When property and equipment are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. Amortization of leasehold improvements is provided over the shorter of the estimated useful life of the asset or the remaining term of the leases including anticipated renewals. For financial statement purposes depreciation is computed using the straight-line method over asset lives as follows:

Building	20 years
Leasehold improvements	20 years
Furniture and equipment	7 to 10 years
Machinery and equipment	5 years
Transportation equipment	5 years

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company periodically reviews the carrying amount of property and equipment for events or changes in circumstances that indicate that their carrying value may not be recoverable. If impairment indicators are present and the estimated future undiscounted cash flows are less that the carrying value of the assets, the carrying values are reduced to the estimated fair value.

K&B SALES, INC.
d.b.a. Goodtime Action Games

Notes to Financial Statements

Note 1 -	Nature of Organization and Summary of Significant Accounting Policies
(Continued)

Intangible assets

Intangible assets, which represent $100,000 of cost assigned to a customer list acquired November 15, 2004, are carried at cost. For financial statement purposes, amortization is computed using the straight-line method over a 5 year life. Amortization expense was $19,167 for the fiscal year 2005 and accumulated amortization is $19,167 at October 30, 2005

The impairment evaluation of the carrying amount of intangible assets is conducted annually, or more frequently if events or changes in circumstances indicate that an asset might be impaired. The evaluation is performed by comparing the carrying amount of these assets to their estimated fair value. If the estimated fair value is less that the carrying amount of the intangible assets, then an impairment charge is recorded to reduce the asset to its estimated fair value. The estimated fair value is generally determined on the basis of discounted future cash flows.

Income taxes

Income taxes are accounted for under the asset and liability method in accordance with SFAS No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that enactment date (see Note 3). A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized. As of October 30, 2005 and October 31, 2004, management of the Company believes that its future taxable income will be sufficient for full realization of the deferred tax assets.

Financial instruments and credit risk

Financial instruments which potentially subject the Company to credit risk include cash and trade accounts receivable. The Company maintains its cash with local banks. The terms of these deposits are on demand to minimize risk, but consistently exceed the federally insured limit of $100,000. The Company has not incurred losses related to these deposits. Trade accounts receivable consist of uncollateralized receivables from customers located in Texas. The Company routinely assesses the financial strength of its customers, and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. The Company purchases inventory primarily from domestic suppliers. Management believes that there are a reasonable number of alternate suppliers available for its products.

K&B SALES, INC.
d.b.a. Goodtime Action Games

Notes to Financial Statements

Note 1 -	Nature of Organization and Summary of Significant Accounting Policies
(Continued)

Use of estimates

The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities in the financial statements. The most significant estimates include the use of estimates for depreciation and amortization expense, the valuation allowance for accounts receivable and the valuation allowance for inventory. Actual results could differ from those estimates.

Recently issued accounting pronouncements

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment." This statement requires companies to measure the cost of employee services in exchange for an award of equity instruments based on a grant-date fair value of the award (with limited exceptions), and that cost must generally be recognized over the vesting period. SFAS No. 123(R) amends the original SFAS No. 123 and SFAS No. 95 that had allowed companies to choose between expensing stock options or showing pro forma disclosure only. This statement eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25. The Company has no stock-based compensation plans so the Company expects the adoption of SFAS No. 123(R) to have no impact on its financial statements. The adoption of SFAS No. 123(R) becomes effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, "an Amendment of APB Opinion No. 26 is effective for fiscal years beginning after June 15, 2005. This statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Nonmonetary Transactions" and replaces it with an exception for exchanges that do not have commercial substance. The Company expects the adoption of SFAS No. 153 to have no impact on its financial statements.

In March 2005, the FASB issued Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations," which clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated even though uncertainty exists about the timing and (or) method of settlement. The Company is required to adopt Interpretation No. 47 prior to the end of the fiscal year ending October 29, 2006. The Company expects the adoption of Interpretation No. 47 to have no impact on its financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements for changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company expects the implementation of SFAS No. 154 to have no impact on its financial statements.

K&B SALES, INC.
d.b.a. Goodtime Action Games

Notes to Financial Statements

Note 1 -	Nature of Organization and Summary of Significant Accounting Policies
(Continued)

Recently issued accounting pronouncements (continued)

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments," an amendment of SFAS No. 133 and SFAS No. 140 which is effective for fiscal years beginning after September 15, 2006. The statement was issued to clarify the application of SFAS No. 133 to beneficial interests in securitized financial assets and to improve the consistency of accounting for similar financial instruments, regardless of the form of the instruments. The statement eliminates the exemption from applying SFAS No. 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS No. 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The Company expects the adoption of SFAS No. 155 to have no impact on its financial statements.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets," an amendment of SFAS No. 140 which is effective for fiscal years beginning after September 15, 2006. This statement was issued to simplify the accounting for servicing rights and to reduce the volatility that results from using different measurement attributes. The Company expects the adoption of SFAS NO. 156 to have no impact on its financial statements.

Note 2 -	Acquisition

On November 15, 2004, the Company purchased certain assets from a competitor for $235,614, which consisted of inventory for $118,958, transportation equipment for $16,656 and a customer list for $100,000. The Company has accounted for the acquisition as a purchase in accordance with SFAS No. 141, "Business Combinations," and included the results of operations of the acquired enterprise in its statement of operations effective November 16, 2004.

Note 3 -	Income Taxes

The income tax provisions consist of the following:

	Fiscal Year Ended
	October 30,	October 31,
	2005	2004

Current
Federal	$54,640	$55,950
State	8,625	8,784
Total current	63,265	64,734

Deferred
Federal	(32,783)	18,022
State	(4,339)	2,385
Total deferred	(37,122)	20,407

Total income tax provision	$26,143	$85,141

K&B SALES, INC.
d.b.a. Goodtime Action Games

Notes to Financial Statements

Note 3 -	Income Taxes (Continued)

Reconciliation of the statutory federal income tax rate to the Company's effective tax rate is as follows:

	Fiscal Year Ended
	October 30,	October 31,
	2005	2004

Federal statutory tax rate	34%	34%
Expenses incurred not deductible for tax	5	5
State income taxes, net of federal income tax benefit	2	4
Progressive tax rate difference	(4)	(4)
Effective tax rate	37%	39%

The current and non-current deferred tax assets and liabilities are comprised of the following at October 30, 2005 and October 31, 2004:

	2005		2004
	Current	Non-Current	Current	Non-Current

Deferred tax assets
Allowance for doubtful accounts	$31,831	$-	$19,003	$-
Intangible assets, principally due to different tax and financial amortization lives	-	4,250	-	-

Total deferred tax assets	$31,831	$4,250	$19,003	$-

Deferred tax liabilities
Property and equipment, principally due to differences in depreciation	$-	$(102,053)	$-	$(122,097)
Total deferred tax liabilities	$-	$(102,053)	$-	$(122,097)

Net deferred tax asset (liability)	$31,831	$(97,803)	$19,003	$(122,097)

K&B SALES, INC.
d.b.a. Goodtime Action Games

Notes to Financial Statements

Note 4 -	Revolving Credit Facility

Effective January 13, 2005, the Company entered into a Revolving Credit Facility (the "Credit Facility") with a bank which provides financing of up to $300,000 through January 31, 2006. Funds are advanced in accordance with the terms of the Credit Facility. Interest accrues based upon the Wall Street Journal prime rate index plus 1% (initially 6.5%) and is payable monthly. The Credit Facility is secured by all inventory and accounts receivable of the Company. The Company did not request any borrowings under this agreement through October 30, 2005.

Note 5 -	Related Party Transactions

The Company leases its office and warehouse space in Dallas, Houston and San Antonio from a shareholder and entities owned by the shareholders of the Company for $16,000 per month. Total lease payments for office and warehouse facilities under these agreements were $177,000 and $132,000 for the fiscal years ending October 30, 2005 and October 31, 2004, respectively.

During the fiscal year ended October 30, 2005, the Company paid $18,126 in start-up expenses for an entity, which is included in accounts receivable-related party.

Note 6 -	Retirement Plan

The Company sponsors a 401(k) plan in which employees may defer up to 15% of their compensation on a pre-tax basis. The Company matches 50% of the employee's first 6% contribution, The Company made matching contributions to the plan of $56,791 and $52,055 for the fiscal years ended October 30, 2005 and October 31, 2004, respectively.

Note 7 -	Commitments and Contingencies

Operating leases

In addition to the office and warehouse lease described in Note 5, the Company leases office equipment and certain warehouse space in Lubbock under an agreement accounted for as an operating lease which expired June 2005 and is currently being leased on a month-to-month basis.

Future minimum lease commitments, which are due to related parties (see Note 5) are as follows:

Year Ending October 31,

2006	$192,000
2007	192,000
2008	192,000
2009	60,000
2010	15,000

$651,000

Rental expense, inclusive of amounts paid to related parties (see Note 5), were $222,223 and $184,440 for the fiscal years ended October 30, 2005 and October 31, 2004, respectively.

K&B SALES, INC.
d.b.a. Goodtime Action Games

Notes to Financial Statements

Note 7 -	Commitments and Contingencies (Continued)

Litigation

From time to time, the Company is involved in legal matters incidental to its business, which on occasion may involve claims for monetary amounts, some but not all, of which would be covered by insurance. Uninsured losses, if any, that may result from such claims are not expected to have a material adverse impact on the financial statements of the Company.

Note 8 -	Subsequent Events

Effective October 31, 2005, the shareholders of the Company contributed the 403 outstanding common shares of the Company in exchange for a 44.995% limited partnership interest in the Goodtime Action Amusement Partners, L.P. ("GAAP LP"). Contemporaneously, the members of Aces Wired LLC contributed their outstanding 10,000,000 membership units in Aces Wired LLC in exchange for a 44.995% limited partnership interest in GAAP LP. Effective October 31, 2005, the Company and Aces Wired LLC became wholly owned subsidiaries of GAAP LP.

Effective January 13, 2006, the Company entered into a Revolving Credit Facility (the "Credit May Facility") with a bank which provides financing of up to $300,000 through January 31, 2007. Funds are advanced in accordance with the terms of the Credit Facility. Interest accrues based upon the Wall Street Journal prime lending rate index plus 1% (initially 8.5%) and is payable monthly. The Credit Facility is secured by all inventory and accounts receivable of the Company. The Credit Facility is guaranteed by the majority shareholder of the Company. The Company received borrowings of $300,000 and made repayments of $300,000 under this agreement through June 30, 2006.